This document is submitted as CONFIDENTIAL.
                              ------------
Exemption from disclosure to non-governmental parties of this document and any copies of it is claimed under the Freedom of Information Act and applicable rules and regulations of the Securities and Exchange Commission (the "Commission"). It is requested that before any disclosure is permitted of this document or any part or copies of it, timely notice be given to Battle Fowler LLP, 75 East 55th Street, New York, New York 10022, (212) 856-7000.

                    -----------------------------------------

                          EXCLUSIVE CUSTOMER AGREEMENT

                                 by and between


                               TRUE TEMPER SPORTS

                                       and

                                ALYN CORPORATION



                                   dated as of

                                  May 13, 1997

                    -----------------------------------------

                                TABLE OF CONTENTS

                                                                           Page

ARTICLE 1     DEFINITIONS....................................................1

ARTICLE 2     DESIGN OF PRODUCT; MANUFACTURE OF PRODUCT......................4
        2.1   Design.........................................................4
        2.2   Tooling........................................................4
        2.3   Manufacturing..................................................4

ARTICLE 3     PURCHASE PRICE AND PAYMENT TERMS...............................5
        3.1   Purchase Price.................................................5
        3.2   Payment Terms..................................................5

ARTICLE 4     PURCHASE ORDERS AND DELIVERY...................................5
        4.1   Quantity.......................................................5
        4.2   Purchase Orders................................................6
        4.3   Acceptance and Acknowledgement.................................6
        4.4   Order Discrepancy..............................................6
        4.5   Substantial Performance........................................6
        4.6   Return Policy..................................................6
        4.7   Terms of Delivery..............................................6
        4.8   Point of Delivery and Risk of Loss.............................7
        4.9   Invoice........................................................7
        4.10  Taxes..........................................................7
        4.11  Title to Non-Conforming Product................................7
        4.12  Designation of Carrier; Freight and other Related Charges......7

ARTICLE 5     EXCLUSIVE CUSTOMER RELATIONSHIP................................7
        5.2   Continuing Development.........................................9
        5.3   Display of Boralyn(R)Name and Trademark........................9
        5.4   Right to Approve TTS Promotion Protocol........................9
        5.5   Right to Approve Alyn Advertisements......................... 10
        5.6   TTS's Sole Control of Customer Matters....................... 10
        5.7   Survival of Certain Provisions............................... 10

ARTICLE 6     REPRESENTATIONS AND WARRANTIES OF ALYN....................... 10
        6.1   Authority; Binding Effect.................................... 10
        6.2   Patents, Trademarks and Lawsuits............................. 11
        6.3   Warranties................................................... 11

ARTICLE 7     REPRESENTATIONS AND WARRANTIES OF TTS........................ 11
        7.1   Authority; Binding Effect.................................... 11
        7.2   Warranties................................................... 12

ARTICLE 8     CONFIDENTIALITY AND INVENTIONS............................... 12
        8.1   Disclosure of Confidential Information....................... 12

        8.2   Use of Joint Confidential Information........................ 12
        8.3   Exclusions from Confidential Information..................... 13
        8.5   Inventions................................................... 13
        8.7   Transfer of Ownership; Return of Information................. 14

ARTICLE 9     INDEMNIFICATION.............................................. 14
        9.1   Indemnification by Alyn...................................... 15
        9.2   Indemnification by TTS....................................... 15

ARTICLE 10    TERMINATION.................................................. 16
        10.1  Term......................................................... 16
        10.2  Termination By Non-Breaching Party........................... 16
        10.3  Effect of Termination........................................ 16

ARTICLE 11    INSURANCE.................................................... 17
        11.1  Required Limits.............................................. 17
        11.2  Certificates of Insurance.................................... 17

ARTICLE 12    PUBLICITY.................................................... 18

ARTICLE 13    MISCELLANEOUS................................................ 18
        13.1  Governing Law................................................ 18
        13.2  Counterparts................................................. 18
        13.3  Headings..................................................... 18
        13.4  Severability................................................. 19
        13.5  Force Majeure................................................ 19
        13.6  Notices...................................................... 19
        13.7  Waiver; Modification of Agreement............................ 20
        13.8  Entire Agreement............................................. 20
        13.9  Assignment................................................... 20
        13.10 Remedies..................................................... 21
        13.11 Superseding Provisions....................................... 21


SCHEDULES AND EXHIBITS

Schedule 1.10 Product Description

Schedule 3.1  Price Schedule

Schedule 4.1  Minimum Purchases To Maintain Exclusive Customer Relationship

*
Schedule 5.4  TTS Promotional Materials/Pre-Approved Alyn Boralyn(R)Graphic

* Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Exhibit I     Form of Initial Press Release

          This Exclusive Customer Agreement (referred to hereinafter as the "Agreement") is entered into as of this 13th day of May, 1997, by and between TRUE TEMPER SPORTS ("TTS"), a division of Emhart Industries, Inc., a Connecticut corporation, with offices at 8275 Tournament Drive, Memphis, Tennessee 38125, and ALYN CORPORATION ("Alyn"), a Delaware corporation with executive offices at 16761 Hale Avenue, Irvine, California 92606. Throughout this Agreement, TTS and Alyn shall be referred to, collectively, as "the Parties" and, each individually, as a "Party."


                             PRELIMINARY STATEMENTS


          WHEREAS, Alyn has been awarded a U.S. Patent and a Divisional Patent for its boron carbide metal matrix composite known as Boralyn(R), which, among other things, can be used in the manufacture of golf club shafts; and

          WHEREAS, TTS is engaged, among other things, in the manufacture and sale of golf club shafts; and

          WHEREAS, initially TTS wishes to buy from Alyn, and Alyn desires to sell to TTS, pursuant to this Agreement, certain quantities of * tubing made from and/or using or incorporating Alyn's patented Boralyn(R) material for the eventual manufacture of golf club shafts, upon the terms and conditions set forth herein;

          NOW, THEREFORE, for and in consideration of the premises and the mutual promises and benefits contained herein, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

          As used in this Agreement, the following terms shall have the meanings set forth below:

          1.1 "Affiliate," when used with respect to a party in question, means any natural person, corporation, firm, partnership, or other entity who is an executive officer or director of such party in question or which, directly or indirectly, owns, is owned by, or is under common ownership with such party in question to the extent of more than twenty (20%) percent of the equity having the power either to vote on or to direct the affairs of such party in question, or otherwise controls, is controlled by or is under common control with such party in question.

          1.2 "Boralyn(R)" shall mean the name "Boralyn(R)" and the depiction set forth in Schedule 5.4 hereof.


* Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

          1.3 "Commercial Alyn Product" shall mean the first Boralyn(R)-based
* (which term, for purposes of this Agreement, shall also mean, as the case may be, Boralyn(R)-based * capable of being formed into * and, thereafter) capable of being fabricated by TTS into a golf club shaft that meets the design specifications and acceptance criteria prescribed in Section
2.1 hereof and that is suitable for such fabrication by TTS in commercial volume.

          1.4 "Confidential Information" means all proprietary Know How (as hereinafter defined). As used herein, the term "Alyn Confidential Information" shall mean Confidential Information that is proprietary to Alyn; the term "TTS Confidential Information" shall mean Confidential Information that is proprietary to TTS; and the term "Joint Confidential Information" shall mean Confidential Information that is first developed during discussions between the parties under this Agreement and that is identified as Confidential Information by either Party.

          1.5 "Delivery Date" means any date upon which a Product is to be delivered by Alyn pursuant to a Purchase Order from TTS.

          1.6 "Effective Date" shall mean May 13, 1997.

          1.7 "Know How" means all data, instructions, processes, formula, expert opinions, and information relating to the manufacture, use, sale, marketing, or marketing forecasts, or information of a commercial nature regarding a Product or any TTS Product. Know How shall include, without limitation, all chemical, toxicological, physical, analytical, safety, quality control, manufacturing and other data and information relating to the manufacture, fabrication, use, or sale of any Product or any TTS Product.

          1.8 "Month" means any calendar month; "Sales Quarter" means any three
(3) consecutive Months within, and forming a quarterly portion of, a Sales Year; "Year" means any twelve (12) consecutive Months; and "Sales Year" means any consecutive twelve (12) Month period comprised of four (4) consecutive Sales Quarters.

          1.9 "Non-Conforming Product" means a Product that has been delivered to TTS hereunder but does not meet the warranty for that Product set forth in
Article 6 hereof.

          1.10 "Product" shall mean, initially upon execution of this Agreement, the first Commercial Alyn Product identified in Section 1.3 hereof and Schedule
1.10 hereto, ready for delivery by Alyn to TTS in unfinished form in accordance with the design specifications and acceptance criteria prescribed in Section 2.1 hereof that relate thereto, and, thereafter, the term "Product" or "Products" shall also mean any subsequent or additional Boralyn(R)-based * that is capable of being fabricated by TTS into a golf club shaft that meets design specifications and acceptance criteria prescribed therefor by TTS in commercial volume, and that is or has been added to Schedule 1.10 hereafter by mutual agreement of the Parties.

          1.11 "Purchase Order," when used with respect to a Product, shall mean a written and binding order on behalf of TTS submitted to and accepted by Alyn with respect

* Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

to the delivery of such Product by Alyn to TTS, all in accordance with the terms and provisions hereof.

          1.12 "Purchase Price" shall have such meaning as is set forth in
Section 3.1 of this Agreement.

     1.13 "Unit" means that * of Boralyn(R)-based seamless tube (or, as the case may be, that amount of * of Boralyn(R)-based * that is capable of being formed into that length of Boralyn(R)-based *) that is capable of being fabricated by TTS into a golf club shaft, and that initially is a Commercial Alyn Product (as defined in Section 1.3 hereof) and thereafter is a Product (as defined in
Section 1.10 hereof), that is designed to yield one TTS Product in accordance with the design specifications set forth in Section 2.1 hereof.

          1.14 "Design" shall have the meaning set forth in Section 2.1 of this Agreement.

          1.15 "Patents and Trademarks" shall have the meaning set forth in
Section 6.2 of this Agreement.

          1.16 "Manufacturing Plant" shall have the following meanings:

          (a) an "Alyn Manufacturing Plant" shall mean any plant or facility at which one or more Products (including a Commercial Alyn Product) is manufactured and that is owned or operated by Alyn or one of its Affiliates, and shall include (but not be limited to) Alyn's facility at Irvine, California;

          (b) an "Alyn-Approved Manufacturing Plant" shall mean any plant or facility that is not owned or operated by either of the Parties, but is approved by each of the Parties and at which the manufacture of one or more Products (including a Commercial Alyn Product) is under the sole, direct supervision and control of Alyn;

          (c) a "TTS Manufacturing Plant" is any plant or facility owned or operated by TTS or one of its Affiliates (a "TTS Manufacturing Plant" may also be an "Alyn-Approved Manufacturing Plant" with respect to a given Product (including a Commercial Alyn Product) if it has been both approved by Alyn and is under the sole, direct supervision and control of Alyn with respect to the manufacture of such Product therein, it being understood that as used herein the Product shall be the Product in the form it would be delivered by Alyn to TTS if it were produced solely at an Alyn Manufacturing Plant); and

          (d) an "Other Manufacturing Plant" shall be any other manufacturing facility.

          1.17 "Substantially Similar Product" shall mean a * product (or
* capable of being formed into a * product) that is, or is to be, or is capable of being, fabricated into a golf club shaft made or using Alyn's patented Boralyn(R) material and having the same or a substantially similar use or function to a Product, but which is not

* Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

made for TTS (or any of its Affiliates) and that is capable of being fabricated into a golf club shaft that could or does compete with a TTS Product.

          *

          1.19 "TTS Product" shall mean a golf club shaft that is fabricated by TTS from a Boralyn(R)-based * that is capable of being fabricated by TTS into a golf club shaft that is or has been added to Schedule 1.10 hereof in accordance with Sections 1.3, 1.10 and 2.1 hereof, including initially a Commercial Alyn Product.


                                    ARTICLE 2

                    DESIGN OF PRODUCT; MANUFACTURE OF PRODUCT

          2.1 Design. The design of each Product (the "Design") shall be in accordance with approved specifications of TTS as set forth in drawings, in other suitable written or CAD data or physical model format, or in such other form as is customarily used by TTS, and delivered to Alyn by TTS. TTS shall also specify in writing to Alyn the acceptance criteria and anticipated testing procedures that TTS will apply to each Product. Alyn and TTS shall cooperate with each other in connection with the development of each Design. The foregoing to the contrary notwithstanding, the Design of each Product is and shall be considered proprietary to TTS, and Alyn shall not use the Design, or cooperate with others in using the Design during the period of exclusivity provided for in this Agreement (which may be the Term hereof), unless authorized by TTS. After such Term, Alyn shall have the unqualified right to use, or authorize others to use, the Design of each Product. The acceptance of a Design in final form will be the responsibility of TTS, which acceptance shall be signified in a writing delivered to Alyn.

          2.2 Tooling. After the approval by TTS of the Design for each Product (including the Commercial Alyn Product), Alyn shall, at its expense, develop the proper tooling for the manufacture of such Product in the form in which it is to be delivered to TTS, and TTS shall, at its expense, develop the proper tools for the completion of the fabrication of that Product into a TTS Product following TTS's receipt of such Product from Alyn.

          2.3 Manufacturing. Until a Product reaches the stage where it is to be delivered by Alyn to TTS, such Product shall be manufactured at an Alyn Manufacturing Plant, provided, however, if Alyn shall be unable, in the reasonable opinion of TTS, to fulfill timely the production volume requirements of any Purchase Order related to such Product, such Purchase Order shall be sent for completion to a second source that is an Alyn-Approved Manufacturing Plant (which may include a TTS Manufacturing Plant as set forth in, and subject to the conditions of, Section 1.16(c) of this Agreement). All processes and materials used at an Alyn Manufacturing Plant or an Alyn-Approved Manufacturing Plant in the manufacture of any Product, until the Product reaches the stage where it is to be delivered by Alyn to TTS, shall be proprietary to and remain the sole property of Alyn,

* Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

provided, however, a Product in completed form, when delivered to TTS in accordance with the terms and conditions hereof, shall become the property of TTS.



                                    ARTICLE 3

                        PURCHASE PRICE AND PAYMENT TERMS

          3.1 Purchase Price. The Purchase Price for each Product (the "Purchase Price") will be calculated in accordance with that part of Schedule 3.1, Price Schedule that relates to such Product. In all cases, the Purchase Price shall be FOB the applicable Alyn Manufacturing Plant or Alyn-Approved Manufacturing Plant, as the case may be, in the United States, with all freight, shipping, taxes and other similar charges being borne by TTS.

          3.2 Payment Terms. TTS shall pay the Purchase Price for a given Product (if it is not a Non-Conforming Product) within sixty (60) days of the delivery of such Product to TTS. If TTS makes such payment within thirty (30) days of the delivery of the Product by Alyn, TTS shall be entitled to a one (1%) percent discount on the Purchase Price. The payment shall be increased by a late fee of one and one-half (1 1/2%) percent of the Purchase Price for any Product received by TTS for each thirty (30) calendar day period that payment is past due. Payment will be deemed past due after sixty (60) calendar days of Alyn's release of the Product in question to TTS's authorized shipping agent at the Alyn Manufacturing Plant or the Alyn-Approved Manufacturing Plant, as the case may be, in accordance with Section 4.7. Failure by TTS to pay within sixty (60) days after Alyn's delivery of written notice as described in Section 4.9 hereof shall be a material breach of this Agreement.


                                    ARTICLE 4

                          PURCHASE ORDERS AND DELIVERY

          4.1 Quantity. Solely for the purpose of facilitating Alyn's production planning and organization, TTS shall, at least three Months prior to the beginning of each Sales Year reflected in Schedule 4.1 hereto, advise Alyn in writing with respect to TTS's anticipated minimum quantities for each Product for such Sales Year, and thereafter TTS shall, at the beginning of each Sales Quarter within such Sales Year advise Alyn in writing of any change in such anticipated minimum quantities and shall provide to Alyn a written quantity production forecast of the anticipated quantity for each Product ("Forecast") for each of the last two (2) Months within, and for the Month immediately following, such Sales Quarter. The advice and Forecast provided by TTS to Alyn under this Section 4.1 shall not be a binding purchase commitment by TTS and shall not constitute a Purchase Order.

          4.2 Purchase Orders. TTS shall submit to Alyn Purchase Orders specifying, subject to Section 4.1, the quantities of Product that TTS shall purchase and the Delivery Dates of such Product; provided, however, that no Delivery Date shall be less than ninety (90) days (or such shorter period as shall be discussed and developed as the production and delivery process becomes institutionalized in good faith by the Parties) from the date of receipt by Alyn of such Purchase Order, and provided further, however, that Delivery Dates for each Product shall be spaced over a reasonable period on a quarterly and annual basis.

          4.3 Acceptance and Acknowledgement. Alyn shall accept each Purchase Order (unless such Purchase Order exceeds by at least fifty (50%) percent the number of Units in the relevant Forecast delivered to Alyn in accordance with
Section 4.1 hereof, or as otherwise mutually agreed in writing by the Parties), shall acknowledge in writing the receipt and such acceptance of each Purchase Order, and shall confirm Delivery Dates for quantities of Product that are the subject of each Purchase Order.

          4.4 Order Discrepancy. In the event of any discrepancy between (i) the provisions set forth in this Agreement and (ii) any Purchase Order, Purchase Order confirmation, Order acknowledgement or other communication (whether acknowledged or not) between the Parties relating to an order of Products, the provisions of this Agreement shall prevail.

          4.5 Substantial Performance. The obligation of Alyn, pursuant to any Purchase Order, to supply a particular amount of Product on a Delivery Date shall be deemed satisfied upon delivery by Alyn of no less than 95% of the amount of Product specified.

          4.6 Return Policy. TTS agrees that TTS shall not be permitted to return to Alyn any Product delivered pursuant to a Purchase Order for credit, unless such goods constitute Non-Conforming Products.

          4.7 Terms of Delivery. Alyn shall make all reasonable efforts to deliver the quantities of Product to TTS on the Delivery Dates and in the amounts set forth by TTS in the Purchase Orders related thereto, but in no event shall actual delivery occur more than fifteen (15) calendar days after such Delivery Date so set forth. In the event actual delivery occurs more than fifteen (15) calendar days after such Delivery Date, other than as a result of a delay primarily caused by an event described in Section 13.5, the total Purchase Price to be paid by TTS to Alyn for the quantity of Product ordered for delivery on such Delivery Date shall be reduced by an amount equal to two (2%) percent of the total Purchase Price for each ten calendar days (or portion thereof) that the delivery is delayed after such fifteen (15) day period. In the event Alyn shall fail to supply such Product in such specified quantities within ninety
(90) calendar days after the Delivery Date set forth in the original Purchase Order, TTS may accept delivery of such Product when it is ready for delivery or, at its sole election, shall, upon written notice thereof to Alyn, have no further obligation to Alyn with respect to such Purchase Order or the payment of the Purchase Price for such Product.

          4.8 Point of Delivery and Risk of Loss. Product shall be delivered FOB the Alyn Manufacturing Plant or the Alyn-Approved Manufacturing Plant in the United States, as the case may be, and Alyn shall provide TTS with written notice of delivery of such Product. The risk of loss shall pass to TTS upon receipt of the Product by TTS's authorized agents at that facility. If TTS shall fail to accept delivery of any Product within three (3) business days of written notice from Alyn that such Product is ready for delivery, TTS shall become responsible for payment with respect to such Product, in accordance with the terms hereof, immediately following passage of said three (3) business day period.

          4.9 Invoice. Upon delivery of the Product in accordance with a Purchase Order, Alyn shall present to TTS an invoice for the quantity of the Product covered thereby, in each case at the Purchase Price determined pursuant to the terms of Article 3.

          4.10 Taxes. Any federal, state, county, or municipal sales or use tax, excise, or similar charge, or any other tax assessment (other than that assessed against income), or other charge lawfully assessed or charged by any governmental agency or authority on the sale, use, or transportation of any Product pursuant to this Agreement shall be paid by the Party against whom such tax or charge is assessed.

          4.11 Title to Non-Conforming Product. The Parties agree that title to any Non-Conforming Product shall revert to Alyn or its designee upon return of such Non-Conforming Product by TTS to Alyn, FOB TTS's loading dock.

          4.12 Designation of Carrier; Freight and other Related Charges. TTS shall be solely responsible for designating and retaining the carrier for shipment of Product to TTS or for TTS's account and shall bear all freight, shipping, tax and other similar charges.


                                    ARTICLE 5

                         EXCLUSIVE CUSTOMER RELATIONSHIP

          5.1 Maintenance of Exclusivity; Related Sole Remedy.

          (a) Upon the terms and subject to the conditions set forth herein, Alyn hereby agrees that it shall not sell any Product or Substantially Similar Product to any person, firm or entity other than TTS during the Exclusive Period (hereinafter defined).

          (b) The Exclusive Period shall commence on the Effective Date of this Agreement and shall terminate upon the earlier to occur of:


          *

* Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

          *

* Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

          *


          5.2 Continuing Development. As part of their overall mutual development program, Alyn and TTS shall each use all reasonable efforts and cooperation to develop techniques and processes for the design and production of Products that will improve Product performance, and any such development will be covered by and be subject to the terms, provisions, respective rights and obligations of this Agreement, without further consideration (except for the payment of the Purchase Price in accordance with, and compliance with the other terms and conditions of, this Agreement).

          5.3 Display of Boralyn(R) Name and Trademark. Alyn and TTS shall use reasonable commercial efforts to cause both a TTS trademark or name and the name "Boralyn(R)" is to be displayed on each TTS Product, in a physical location such that, subject to approval as to location by the customer of TTS for such TTS Product, both names can be clearly viewed and read by purchasers of the golf club of which it is a component, provided, however, that if a customer requests that one or both of a TTS trademark or name or the "Boralyn(R)" name be omitted from a given TTS Product for that customer, TTS and Alyn shall accede to such request. The delineation and location on a TTS Product of other names and trademarks, and the location of the name "Boralyn(R)", shall be determined by TTS in its sole discretion (subject to the foregoing), but the Boralyn(R) mark shall be placed in a manner such that the Boralyn(R) mark could not be mistaken as not being independent from any other name or trademark. TTS will promptly advise Alyn in writing of any infringement of Alyn's trademark that comes to the attention of TTS, if such infringement involves either a Product or a TTS Product.

          5.4 Right to Approve TTS Promotion Protocol. Samples of the text of all advertising or other promotional material prepared by or for TTS and referring to Alyn or Boralyn(R), including but not limited to brochures, radio or television commercials, worldwide web sites, and magazine and newspaper advertisements, shall be submitted at least ten (10) business days prior to the first use or publication thereof, to Alyn for its approval, which approval shall not be unreasonably withheld, provided, however, no prior approval shall be required for graphic reference to Alyn or Boralyn(R) if and to the extent it conforms

* Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

as to form and color with Schedule 5.4 hereto. TTS shall not publish or distribute such advertising or other promotional material unless and until Alyn has received written or facsimile approval thereof from Alyn.

          5.5 Right to Approve Alyn Advertisements. Samples of all advertising or other promotional material prepared by or for Alyn and referring to TTS or any Product, including but not limited to brochures, radio or television commercials, worldwide web sites, and magazine and newspaper advertisements, shall be submitted at least ten (10) business days prior to any proposed sale, shipment, publication or other distribution, to TTS for its approval, which approval shall not be unreasonably withheld, provided, however, if any such material shall be required, in the opinion of Alyn's legal counsel, to be filed with the Securities and Exchange Commission in order to comply with any requirement of the Federal securities laws or to be the subject of a press release to satisfy listing requirements of NASDAQ (or a stock exchange), and notice thereof shall be given to TTS by Alyn, then such ten (10) day period shall be reduced in accordance with such requirement, which shall be specified in such notice. Alyn shall not publish or distribute any such advertising or other promotional material unless and until Alyn has received written or facsimile approval thereof from TTS.

          5.6 TTS's Sole Control of Customer Matters. In entering into this Agreement, each Party acknowledges that, except as herein otherwise expressly provided, TTS has and shall retain the complete and unfettered right and discretion as to all matters affecting its marketing and sale of all TTS Products, and nothing in this Agreement shall in any way affect or otherwise restrain TTS's unilateral and independent pricing decision on the sale or resale (whether at wholesale or retail) of a TTS Product to any third party.

          5.7 Survival of Certain Provisions. The rights and obligations set forth in the provisions of Sections 5.3, 5.4, 5.5 and 5.6 herein shall survive the termination of this Agreement.


                                    ARTICLE 6

                     REPRESENTATIONS AND WARRANTIES OF ALYN

Alyn represents and warrants to TTS as follows:

          6.1 Authority; Binding Effect.

          Alyn is a corporation duly organized and existing under the laws of Delaware; Alyn has the corporate power and authority to execute, deliver, and perform this Agreement and the transactions contemplated hereby and the execution and delivery of this Agreement have been duly authorized by Alyn; the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate or conflict with any provision of Alyn's Certificate of Incorporation or Bylaws or, to the best knowledge of the individuals signing this Agreement, any agreement, instrument, law or regulation to which Alyn is a party or by which Alyn is bound; no governmental or other approval or authorization of this Agreement or the acts or transactions contemplated hereby is required by law or otherwise in order to make this Agreement binding upon Alyn; and this Agreement, and all other instruments required hereby to be executed and delivered to TTS by Alyn are, or when delivered to TTS in accordance herewith, will be, legal, valid and binding instruments of Alyn enforceable in accordance with its terms.

          6.2 Patents, Trademarks and Lawsuits.

               6.2.1 Patents and Trademarks. (a) Alyn owns all patents, rights to patents, patent applications, trademarks and trade names necessary for it to satisfy the conditions of its performance hereunder (the "Patents and Trademarks"); (b) the issued Patents and Trademarks are subsisting and have not been adjudged invalid or unenforceable, in whole or in part, and there is no litigation or proceeding pending concerning the validity or enforceability of the issued Patents and Trademarks; (c) to the best of Alyn's knowledge, each of the issued Patents and Trademarks is valid and enforceable; (d) to the best of Alyn's knowledge, there is no infringement by others of the issued Patents and Trademarks; and (e) no claim has been made that the use of any of the Patents and Trademarks does or may violate the rights of any third person, and to the best of Alyn's knowledge the use of the Patents and Trademarks does not infringe upon the patent or trademark rights of any third party.

          6.3 Warranties.

          (a) Alyn warrants to TTS that each Product delivered to TTS pursuant to this Agreement will be of good material and workmanship, free from defects, and conform to the specifications, Design and samples regarding that Product as described in Schedule 1.10 and prescribed in accordance with Section 2.1 of this Agreement.

          (b) ALYN MAKES NO REPRESENTATIONS OR WARRANTIES EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND ALYN SHALL HAVE NO LIABILITY OR RESPONSIBILITY FOR, WITH RESPECT TO OR STEMMING FROM ANY PRODUCT EXCEPT (i) AT ITS EXPENSE (INCLUDING FREIGHT CHARGES IN AND OUT) TO PROMPTLY REPAIR OR REPLACE ANY PRODUCT THAT IS DEFECTIVE AND IS RETURNED TO IT and (ii) THAT WHICH IS PROVIDED FOR IN SECTION 9.1 OF THIS AGREEMENT.


                                    ARTICLE 7

                      REPRESENTATIONS AND WARRANTIES OF TTS

TTS represents and warrants to Alyn as follows:

          7.1 Authority; Binding Effect.

          TTS is a division of Emhart Industries, Inc. ("EII"), a corporation duly organized and existing under the laws of the State of Connecticut; TTS has the power and authority to execute, deliver, and perform this Agreement and the transactions contemplated hereby, and the execution and delivery of this Agreement have been duly authorized by TTS and, to the extent required by applicable law or agreement, by EII; the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate or conflict with any provision of EII's Certificate of Incorporation or Bylaws or, to the best of the knowledge of the individuals signing this Agreement, any agreement, instrument, law, or regulation to which TTS or EII is a party or by which TTS or EII is bound; no governmental or other approval or authorization of this Agreement or the acts or transactions contemplated hereby is required by law or otherwise in order to make this Agreement binding upon TTS; and this Agreement, and all other instruments required hereby to be executed and delivered to Alyn by TTS are, or when delivered will be, legal, valid, and binding instruments of TTS enforceable in accordance with its terms.

          7.2 Warranties.

          TTS represents that its normal product warranties, as in effect from time to time, shall apply to the TTS Products.

          (a) TTS MAKES NO REPRESENTATIONS OR WARRANTIES EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT.


                                    ARTICLE 8

                         CONFIDENTIALITY AND INVENTIONS

          8.1 Disclosure of Confidential Information.

          During the Term of this Agreement, Alyn will disclose Alyn Confidential Information to TTS and TTS will disclose TTS Confidential Information to Alyn on the following terms:

          (a) The recipient will receive, maintain, and hold Confidential Information in strict confidence and will, at a minimum, use the same level of care in safeguarding it that it uses with its own confidential material of a similar nature;

          (b) The recipient will take all such steps as may be reasonably necessary to prevent the disclosure of Confidential Information; and

          (c) The recipient will not utilize Confidential Information, other than strictly for meeting its obligations hereunder, without first having obtained the disclosing Party's written consent to such utilization.

          8.2 Use of Joint Confidential Information.  *

* Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

*

          8.3 Exclusions from Confidential Information.

          The commitments set forth in Section 8.1 above shall not extend to any portion of Confidential Information:

          (a) which is known to the recipient prior to disclosure or is information generally available to the public;

          (b) which was not acquired, directly or indirectly and/or in any manner, from the disclosing Party and which the recipient lawfully had in its possession prior to the Effective Date;

          (c) which, hereafter, through no act or omission on the part of the recipient, becomes information generally available to the public;

          (d) which corresponds in substance to information furnished to the recipient on a nonconfidential basis by any third party having a legal right to do so; or

          (e) which is required to be disclosed in response to legal process, or to the extent a Party is advised by counsel that such action is required or advisable to comply with federal or state laws or regulations; provided that the Party whose Confidential Information is being disclosed is notified in writing by the disclosing Party so as to allow an opportunity for the Party whose Confidential Information is being disclosed to seek a protective order or other relief.

          8.4 Term of Confidential Obligations. The obligations of each Party regarding Confidential Information received from the other Party and regarding Joint Confidential Information shall survive termination of this Agreement for a period of three Years.

          8.5 Inventions.

          (a) Patentable or potentially patentable inventions arising during the term of this Agreement as a direct result of work performed hereunder ("Inventions") shall be the property of either party alone or both parties jointly, depending on the inventorship thereof.

          (b) Each Party shall promptly and fully disclose to the other Party each Invention upon its conception and/or its reduction to practice.

          (c) TTS shall have the exclusive, world-wide royalty-free right and/or license to make, have made, use, import, sell and/or offer to sell covered products under any Inventions (but not under any other Alyn rights) in the TTS Field.

* Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

          (d) Alyn shall have the exclusive, world-wide royalty-free right and/or license to make, have made, use, import, sell and/or offer to sell covered products under any Inventions (but not under any other TTS rights) in all other fields.

          (e) Each Party shall have the first right, after consultation with the other Party, to file, prosecute, issue and maintain patent applications and patents covering Inventions as to which it has an ownership interest. If either Party elects not to do so, and if patent coverage licensed to the other Party is potentially available, then it shall offer to the other Party the opportunity to pursue such patent applications and patents.

          8.6 Term of Licenses. The rights to use and licenses granted in Sections 8.2, 8.5(c) and 8.5(d) shall survive the termination of this Agreement and shall extend for a period of three years in the case of Confidential Information and for the life of any filed or granted patents.

          8.7 Transfer of Ownership; Return of Information.

          (a) Neither this Agreement nor any disclosure made hereunder by either Party shall be deemed, by implication or otherwise, to vest in the recipient any ownership right to any patents, trademarks, Confidential Information, or trade secrets.

          (b) At any time upon written request by the disclosing Party, (i) the Confidential Information, including any copies, shall be returned to the disclosing Party (with the exception of a single copy thereof which may be kept by the recipient to establish the extent of disclosure of Confidential Information by the disclosing Party) and (ii) all documents, drawings, sketches, models, designs, data, memoranda, tapes, records, and any other material whatsoever developed by the recipient which relates to such Confidential Information, including all copies and/or any other form of reproduction and/or description thereof made by the recipient (with the exception of a single copy thereof which may be kept by the recipient to establish the extent of disclosure of Confidential Information by the disclosing Party), shall, at the disclosing Party's option, be returned to the disclosing Party or destroyed.


                                    ARTICLE 9

                                 INDEMNIFICATION

          9.1 Indemnification by Alyn.

          Alyn shall indemnify and hold harmless TTS and its officers, directors, shareholders, agents, employees and Affiliates (collectively, "TTS") from and against any and all liability, damage, loss, cost, or expense (including reasonable attorneys' fees and disbursements) resulting from any third party claim made, investigation, product recall, or legal proceeding (individually and collectively, a "Proceeding") brought against TTS or to which TTS is subject to the extent such Proceeding arises or is alleged to arise as a result of (i) Alyn's negligence or willful misconduct; (ii) Alyn's breach of any of its representations or warranties set forth herein; (iii) Alyn's material breach of any of the other terms of this Agreement, or (iv) is otherwise caused by or arises or is alleged to arise out of the manufacture, storage, or sale of any Product by Alyn. Upon being notified of any such Proceeding, TTS shall promptly notify Alyn in writing thereof and shall permit Alyn, at the sole cost and expense to Alyn, to defend and control the defense of such Proceeding. TTS shall have the right to participate in the defense of such Proceeding at its own expense to the extent TTS's interests may be affected in such Proceeding.

          9.2 Indemnification by TTS.

          TTS shall indemnify and hold harmless Alyn and its officers, directors, shareholders, agents, employees and Affiliates (collectively, "Alyn") from and against any and all liability, damage, loss, cost, or expense (including reasonable attorneys' fees and disbursements) resulting from any third party claim made, investigation, product recall, or legal proceeding (individually and collectively, a "Proceeding") brought against Alyn or to which Alyn is subject to the extent such Proceeding arises or is alleged to arise as a result of (i) TTS's negligence or willful misconduct; (ii) TTS's breach of any of its representations or warranties set forth herein; (iii) TTS's material breach of any of the other terms of this Agreement; (iv) is made in connection with a TTS Product and arises or is alleged to arise other than from breach of the Product warranties made by Alyn to TTS herein; or (v) is otherwise caused by or arises or is alleged to arise out of the use of any Product by TTS or the marketing, distribution or sale of a TTS Product by TTS, including (but not by way of limitation) by reason of infringement on any trademark or other contravention or violation of any right or property interest of any other individual person, firm, company, corporation or other entity. Upon being notified of any such claim, investigation or legal proceeding, Alyn shall promptly notify TTS in writing thereof and shall permit TTS at its sole cost and expense to defend and control the defense of such claim or legal proceeding. Alyn shall have the right to participate in the defense of such claim or legal proceeding at its own expense to the extent that Alyn's interests may be affected in such Proceeding.


                                   ARTICLE 10

                                   TERMINATION

          10.1 Term. *

* Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

*


          10.2 Termination By Non-Breaching Party. In addition and subject to Alyn's right to terminate the exclusive customer relationship set forth in this Agreement pursuant to Article 5 hereof, Alyn or TTS may immediately terminate this Agreement upon giving written notice thereof to the other Party in the event that the other Party shall have breached or defaulted in any material respect in the performance of an obligation imposed on such other Party hereunder; provided, that in the case of a breach or default other than a failure to make a payment when due, the non-breaching Party shall have notified the breaching Party in writing of such breach or default, and within thirty (30) calendar days after the date of such notice, the breaching Party shall not have cured such breach or default, and, provided further, however, that in the case of a breach or default that involves the failure to make a payment when due, the non-breaching Party shall have notified the breaching Party in writing of such breach or default and, within five (5) calendar days after the date of such notice, the breaching Party shall not have cured such breach or default.

          10.3 Effect of Termination.

          If this Agreement is terminated pursuant to the provisions of this
Article 10, the provisions of this Agreement that have been designated to survive termination shall so survive and, in addition, TTS and Alyn shall be bound by the following provisions:

               10.3.1 Pending Purchase Orders. All pending Purchase Orders placed by TTS on or before the receipt of a notice of termination for any Product shall be fulfilled by Alyn, delivered on the Delivery Dates requested by TTS, and be paid for in accordance with the terms and provisions hereof, provided, however, if this Agreement is terminated pursuant to the provisions of
Section 10.2 and TTS is the breaching or defaulting Party, then Alyn, upon such termination, shall have no further obligation to fulfill any outstanding Purchase Order unless the purchase price with respect to such Purchase Order shall have been paid in advance.

               10.3.2 Sale of Remaining Inventory. Subsequent to termination of this Agreement and for up to a period of twelve (12) months after the last Delivery Date pursuant to the last Purchase Order, TTS shall have the right to continue to market, sell, and distribute its entire inventory on hand of any Product or TTS Product, provided,

* Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

however, if this Agreement is terminated pursuant to the provisions of Section
10.2 and TTS is the breaching or defaulting Party, then TTS shall liquidate such entire inventory on hand in a fashion that is reasonably expected to minimize any resulting damages to the Boralyn(R) trademark as promptly as reasonably practicable (but not more than twelve (12) months after such last Delivery
Date).

               10.3.3 Return of Confidential Information. After this Agreement is terminated, all Confidential Information shall be immediately returned by the recipients to the disclosing Parties as set forth in Section 8.3.


                                   ARTICLE 11

                                    INSURANCE

          11.1 Required Limits.

          TTS and Alyn shall each maintain insurance in at least the following amounts:

          (a) Commercial General Liability insurance, including premises, products, operations, and contractual coverage, in the total amount of not less than $2,000,000 per claim and $10,000,000 annual aggregate;

          (b) Umbrella insurance for bodily injury or property damage in the total amount of not less than $2,000,000 per occurrence and $10,000,000 annual aggregate; and

          (c) Workers' Compensation insurance in the amount required by law.

          11.2 Certificates of Insurance.

          (a) TTS shall have its insurance carrier or carriers furnish to Alyn certificates that all insurance required under this Agreement is in force, such certificates to indicate any deductible and/or self-insured retention, and the effective expiration dates of policies, and such certificates to stipulate that Alyn shall be given thirty (30) days written notice of all cancellation, non-renewal, or material changes in the policy.

          (b) Alyn shall have its insurance carrier or carriers furnish to TTS certificates that all insurance required under this Agreement is in force, such certificates to indicate any deductible and/or self-insured retention, and the effective expiration dates of policies, and such certificates to stipulate that TTS shall be given thirty (30) days written notice of all cancellation, non-renewal, or material changes in the policy.

                                   ARTICLE 12

                                    PUBLICITY

          Except as set forth hereinbelow, none of Alyn, TTS or any of their respective Affiliates (the "Proposing Party") shall cause or permit the oral or written release of any statement, press release, advertisement, information, publicity or public statement (individually or collectively, a "Release") referring to this Agreement or the other Party without the other Party's prior written approval following ten (10) days written notice from the Proposing Party. An initial Release, in the form of a press release in substantially the form of Exhibit I hereto, shall be issued by Alyn on or immediately following the Effective Date of this Agreement. Further, if any of Alyn, TTS or any of their respective Affiliates determines, upon advice of counsel, that it is required by law to issue a Release, such Party shall notify the other Party of this determination and provide the other Party a reasonable opportunity to review such Release and to make such reasonable changes not conflicting with applicable requirements of law. In the event that applicable securities laws or stock exchange listing obligations require the filing of this Agreement, the filing Party shall apply to have the information contained in Schedules 1.10,
3.1 and 4.1(X), 4.1(Y) and 4.1(Z) of, and Schedule 5.1 to, this Agreement filed on a confidential basis.


                                   ARTICLE 13

                                  MISCELLANEOUS

          13.1 Governing Law.

          This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California, without giving effect to the principles of choice of law of such state. The Parties hereby consent to personal jurisdiction in the United States District Court for the Central District of California, Southern Division, and waive any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction of such court for the purpose of such litigation to enforce this Agreement or any rights of either Party with respect to the subject matter hereof.

          13.2 Counterparts.

          This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

          13.3 Headings.

          The headings of the Articles and Sections of this Agreement are intended solely for convenience and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation hereof.

          13.4 Severability.

          In the event that a court of competent jurisdiction holds that particular provisions or requirements of this Agreement are in violation of any law of the United States or any state thereof, such provisions or requirements shall not be enforced except to the extent they are not in violation of any such law, and all other provisions and requirements of this Agreement shall remain in full force and effect.

          13.5 Force Majeure.

          Any delay in the performance of any of the duties or obligations of either Party hereto (except the payment of money owed) shall not be considered a breach of this Agreement and the time required for performance shall be extended for a period equal to the period of such delay, provided that such delay has been caused by or is the result of any acts of God; acts of the public enemy; insurrections; war; riots; embargoes, labor disputes, including strikes, lockouts, job actions, or boycotts; fires; explosions; floods; shortages of material or energy; delay in transportation; any orders, actions or regulations of any governmental or regulatory authority that will prohibit either Party from ordering or furnishing their respective products or performing any other aspect of their respective obligations under this Agreement; or other unforeseeable causes beyond the control and without the fault or negligence of the Party so affected. The Party so affected shall give prompt notice to the other Party of such cause, and shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as possible.

          13.6 Notices.

          All notices hereunder, other than day-to-day communications, shall be in writing and delivered (i) personally, (ii) by registered or certified mail, postage prepaid, (iii) by overnight courier service, or (iv) by facsimile, confirmed promptly by one of the foregoing delivery methods, to the following addresses of the respective Parties:

          If to TTS, individual copies to:

                Scott C. Hennessy
                President
                True Temper Sports
                8275 Tournament Drive
                Suite 200
                Memphis, TN 38125
                Phone:  (901) 746-2000
                Fax:  (901) 746-0011
          with a copy to:

                Charles E. Fenton
                Vice President & General Counsel
                The Black & Decker Corporation
                701 E. Joppa Road
                Towson, MD 21286
                Phone:  (410) 716-3900
                Fax: (410) 716-2933


          If to Alyn, individual copies to:

                Robin A. Carden, President and
                  Chief Executive Officer, and
                Walter Menetrey, Chief Operating Officer
                Alyn Corporation
                16761 Hale Avenue
                Irvine, CA  92715
                Fax:  714-475-1531

          with a copy to:

                Gerald A. Eppner, Esq.
                Battle Fowler LLP
                75 East 55th Street
                New York, New York 10022
                Fax:  212-856-7823

Notices shall be effective: (a) upon receipt if personally delivered or delivered by confirmed facsimile; (b) on the fifth business day following the date of mailing, if mailed; and (c) upon receipt, if sent by overnight courier service. A Party may change its address listed above by notice to the other Party.

          13.7 Waiver; Modification of Agreement.

          No waiver or modification or amendment of any of the terms of this Agreement, including Schedules and Exhibits, shall be valid unless in writing and signed by authorized representatives of both Parties hereto. Failure by either Party to enforce any rights under this Agreement shall not be construed as a waiver of such rights nor shall a waiver by either Party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

          13.8 Entire Agreement.

          This Agreement constitutes the entire agreement between the Parties concerning the subject matter hereof and supersedes all written or oral prior agreements or understandings with respect thereto. No course of dealing or usage of trade shall be used to modify the terms hereof except as expressly set forth otherwise herein.

          13.9 Assignment.

          This Agreement shall not be assigned by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Any assignment to which consent is given shall be binding upon, inure to the benefit of, and be enforceable by, the assignee and any successors in interest of the assignee.

          13.10 Remedies.

          In addition to the right to terminate this Agreement upon the breach or default of a Party, the other Party shall be entitled to any other remedies to which it may be entitled at law or in equity including, but not limited to, monetary damages. The provisions concerning remedies contained in Article 5 of this Agreement shall, with respect to matters that are the subject of said
Article 5, supersede the provisions of this Section 13.10.

          13.11 Superseding Provisions.

          The provisions of this Agreement shall supersede any inconsistent provisions in any Purchase Order and shall be interpreted and construed in accordance with this Section 13.11 and Section 4.4 hereof.

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers on the respective dates hereinafter set forth:


                                       TRUE TEMPER SPORTS, a Division of
                                       Emhart Industries, Inc.


                                       By:/s/ Scott C. Hennessy
                                          ------------------------------------
                                          Scott C. Hennessy
                                          President



                                       ALYN CORPORATION


                                       By:/s/ Robin A. Carden
                                          ------------------------------------
                                          Robin A. Carden
                                          President and Chief Executive
                                              Officer

                                  SCHEDULE 1.10

                               PRODUCT DESCRIPTION


                   Type/Description
                      of Product
                   ----------------

1.       Golf club shafts, including shafts
         for drivers, wedges, irons and
         putters.

                                  SCHEDULE 3.1

                                 PRICE SCHEDULE



*


* Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                 SCHEDULE 4.1(X)

                                MINIMUM PURCHASES
                   TO MAINTAIN EXCLUSIVE CUSTOMER RELATIONSHIP



*



* Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                 SCHEDULE 4.1(Y)

                                MINIMUM PURCHASES
                   TO MAINTAIN EXCLUSIVE CUSTOMER RELATIONSHIP



*




* Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                 SCHEDULE 4.1(Z)

                                MINIMUM PURCHASES
                   TO MAINTAIN EXCLUSIVE CUSTOMER RELATIONSHIP



*



* Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                      *


*


* Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                  SCHEDULE 5.4

          TTS PROMOTIONAL MATERIALS/PRE-APPROVED INCLUSION OF ALYN/BORALYN(R) GRAPHIC